UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 13, 2017
____________

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

____________

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2225 Lawson Lane
Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 501-8550
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 13, 2017, ServiceNow, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders. The following proposals were voted upon and the final voting results with respect to each such proposal are set forth below:

1.
Election of three Class II directors, John J. Donahoe, Charles H. Giancarlo and Anita M. Sands, to serve a three year term, which will expire at the 2020 Annual Meeting of Stockholders, or until such time as their respective successors have been duly elected and qualified:

Nominees	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
John J. Donahoe	141,274,819	4,074,581	287,570	11,121,160
Charles H. Giancarlo	143,854,839	1,457,843	324,288	11,121,160
Anita M. Sands	143,715,931	1,607,819	313,220	11,121,160

Based on the votes set forth above, each of the director nominees were duly elected.

2.	Advisory resolution to approve executive compensation:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
121,234,556	24,096,122	306,292	11,121,160

Based on the votes set forth above, the stockholders advised that they were in favor of the named executive officer compensation set forth in the proxy statement.

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

Shares For	Shares Against	Shares Abstaining
156,332,438	63,508	362,184

Based on the votes set forth above, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was duly ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

	By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli Chief Financial Officer

Date: June 16, 2017